Exhibit 10(iii).34

1999 Amended and Restated

Equity Participation Plan

Of

Safeway Inc.

And

Share Appreciation Rights Plan

of Canada Safeway Limited

STOCK RIGHTS AGREEMENT

You have been selected to be a participant in the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. and the 2001 Amended and Restated Share Appreciation Rights Plan of Canada Safeway Limited, as specified below:

Employee:	SIN:
Date of Grant:	Grant #:
Date of Expiration:
Number of Shares Subject to Purchase:
Base Price per Share: $(CANADIAN):

IN WITNESS WHEREOF, the parties have caused this Stock Right Agreement to be executed as of the Date of Grant.

SAFEWAY INC.

By:

CANADA SAFEWAY LIMITED

By:

Employee

Social Insurance Number

Address:

THIS AGREEMENT is made on and as of the Date of Grant set forth above between SAFEWAY INC., a Delaware corporation (the “Company”), Canada Safeway Limited, an Alberta corporation (“CSL”), and the Employee named above pursuant to the provisions of the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. (the “Plan”) and the 2001 Amended and Restated Share Appreciation Rights Plan of Canada Safeway Limited (the “SAR Plan”). Each option to purchase a share of Common Stock granted hereunder by the Company pursuant to the Plan and the associated right granted hereunder to have the fair market value of such share in excess of the Base Price for such share paid by CSL pursuant to the SAR Plan shall together be termed a Right to purchase a share of Common Stock and shall be governed by the provisions of this Agreement and the respective plans. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Terms not otherwise defined in this Agreement shall have the meaning specified in the Plan and the SAR Plan.

Section 1.1 - Option, SAR and Right

“Option” shall mean an option to purchase Common Stock of the Company granted under this Agreement. “SAR” shall mean the undertaking of CSL under this Agreement to fund the purchase price of a share acquired on exercise of an Option in excess of the Base Price. “Right” shall mean an Option and the corresponding SAR.

Section 1.2 - Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) any terminations where there is a simultaneous reemployment or continuing employment of the Employee by the Company or a Subsidiary, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employer-employee relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the Employee. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leave of absence constitutes a Termination of Employment.

Section 1.3 - Change in Control of the Company

A “Change in Control of the Company” shall be deemed to have occurred, subject to subparagraph (d) hereof, if any of the events (an “Event”) in subparagraphs (a), (b) or (c) occur during the term of the Agreement:

(a) Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than an employee benefit plan of the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or an underwriter who acquires such securities for the purpose of resale in an underwritten public offering of such securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities; or

(b) As a result of a tender offer or exchange offer for the purchase of securities of the Company (other than such an offer by the Company for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute the Board plus new directors (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (a) or (c) of this Subsection) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved (collectively, the “Continuing Board Members”), cease for any reason to constitute a majority thereof; or

(c)

(i) The consummation of a merger or consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity outstanding immediately after such merger or consolidation, or

(ii) The holders of securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company, or

(iii) The consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d) Notwithstanding the definition of a “Change in Control of the Company” as set forth in this Section 1.3, no Event described in subparagraph (c)(i) shall constitute a Change in Control of the Company if (I) the merger or consolidation would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50%, but less than 80%, of the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity outstanding immediately after such merger or consolidation, and (II), prior to the occurrence of any such Event the Continuing Board Members unanimously determine, by resolution, that such Event shall not constitute a Change in Control of the Company.

Section 1.4 - Base Price

The “Base Price” per share shall mean the amount of Canadian dollars, as specified on the first page hereof, that the Employee is required to pay to purchase shares of Common Stock under this Agreement.

Section 1.5 - Demotion

“Demotion” shall mean the demotion of the Employee to a position within the Company which is not then eligible for grants of stock rights or to a position that is eligible for stock right grants at a lower level than the level for which the Employee was eligible on the Date of Grant. Notwithstanding the foregoing, the Chief Executive Officer of the Company may make adjustments, in his discretion, in the foregoing definition in the event of the transfer, illness or disability of the Employee, the occurrence of a force majeure event (including without limitation acts of God, strikes or labor disturbances) affecting the Employee’s position or other similar circumstances.

Section 1.6 - Disability

“Disability” shall mean if a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

ARTICLE II

GRANT OF RIGHT

Section 2.1 - Grant of Right

In consideration of the Employee’s agreement to remain in the employ of the Company or a Subsidiary and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Employee Options to purchase the number of shares of its Common Stock set forth above upon the terms and conditions set forth in this Agreement and CSL irrevocably undertakes to make the payments specified in Section 4.3(a)(i)(B) to the Company on behalf of and at the direction of the Employee.

Section 2.2 - Purchase Price

The purchase price of the shares of stock covered by the Option shall be the Fair Market Value (as defined in Section 1.21 of the Plan) at the time the Option is exercised, without commission or other charge. On behalf of and at the direction of the

Employee, CSL shall pay the excess of the Fair Market Value of such shares over the Base Price per share indicated above as specified in Section 4.3(a)(i)(B).

Section 2.3 - Consideration to Company; CSL

In consideration of the granting of these Rights by the Company and CSL, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date these Rights are granted. Nothing in this Agreement or in the Plan or the SAR Plan shall confer upon the Employee any right to continue in the employ of the Company, a Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

These Rights shall become exercisable in five (5) cumulative installments as follows:

Relation to Date of Grant	% of Rights that may be exercised
On or before first anniversary	none
After the first anniversary	20%
After the second anniversary	20%
After the third anniversary	20%
After the fourth anniversary	20%
After the fifth anniversary	20%

Section 3.2 - Duration of Exercisability

The installments provided for in Section 3.1 are cumulative. Each such installment that becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3. Rights that are not yet exercisable at the Employee’s Termination of Employment shall not become exercisable thereafter. No portion of the Rights which are unexercisable upon a Demotion shall thereafter become exercisable. Notwithstanding the foregoing, in the event of a Demotion to a position that is eligible for a stock rights grant at a lower level than the level for which the Employee was eligible on the Date of Grant, the immediately preceding sentence shall apply only to that part (if any) of the unexercisable portion of the Rights which exceeds the minimum number of stock rights to which such position is eligible.

Section 3.3 - Expiration of Rights

The Rights may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years and one day from the Date of Grant; or

(b) The expiration of three months from the time of the Employee’s Termination of Employment unless such Termination of Employment results from his death, his retirement in accordance with the Company’s retirement policies as then in effect, or his Disability; or

(c) The expiration of one year from the date of the Employee’s Termination of Employment by reason of his death or Disability or his retirement on or after age 55 in accordance with the Company’s retirement policies as then in effect; or

(d) The engagement by the Employee in willful misconduct which injures the Company or any of its Subsidiaries; or

(e) The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company’s assets or 80% or more of the

Company’s then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4 - Acceleration of Exercisability

Upon the occurrence of a Change in Control of the Company, these Rights shall be exercisable as to all shares covered hereby, notwithstanding that these Rights may not yet have become fully exercisable under Section 3.1.

ARTICLE IV

EXERCISE OF RIGHTS

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Employee, only the Employee or the Employee’s permitted transferee may exercise the Rights. After the death of the Employee, any exercisable Rights may, prior to the time when the Rights become unexercisable under Section 3.3, be exercised by his or her personal representative, by any person entitled to do so under the Employee’s will, or under the then applicable laws of descent and distribution as the case may be.

Section 4.2 - Partial Exercise

Any exercisable Rights may be exercised at any time prior to the time when the Rights become unexercisable under Section 3.3; provided, however, that each exercise shall be for not less than 100 shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

(a) Rights may be exercised solely by delivery to the Secretary or his or her office of all of the following prior to the time when the Rights become unexercisable under Section 3.3:

(i) Notice in writing, complying with all applicable rules established by the Committee, signed by the Employee or other person then entitled to exercise such Rights

(A) Stating that such Rights are exercised, and

(B) Directing CSL to pay to the Company the amount of cash, determined pursuant to Section 4.4 below, on the Employee’s behalf; and

(ii)	(A) Payment (in cash or by check) of the Base Price set forth above for the shares with respect to which such Rights are thereby exercised; or

(B) Subject to the Committee’s consent, full payment in any other form approved by the Committee, consistent with applicable law and the Plan; or

(C) Any combination of the consideration provided in the foregoing subsections (A) and (B); and

(iii) On or prior to the date the same is required to be withheld, full payment (in cash or by check) of any amount that must be withheld by the Company for federal, provincial or state tax purposes, provided, however, that the Committee may, in its discretion, allow for such payment to be in the form of Common Stock in accordance with the terms of the Plan; and

(iv) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, Canadian Securities Laws and any other federal, provincial or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(v) In the event the Rights shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Rights.

Section 4.4 - SAR Payments By CSL

The amount to be paid by CSL in respect of the SAR portion of the Rights exercised shall be determined as follows. Upon the exercise of a Right or portion thereof pursuant to Section 4.3 above, CSL shall pay to the Company an amount of cash (denominated in Canadian dollars, determined by reference to the United States dollar/Canadian dollar exchange rate for the previous day as reported in the Wall Street Journal) equal to the product of (i) the amount, if any, by which the Fair Market Value (as defined in Section 1.21 of the Plan) of a share of Common Stock on the date of such exercise exceeds the Base Price, and (ii) the number of shares of Common Stock purchased pursuant to the exercise of such Right. For purposes of this Section 4.4, the date of exercise of a Stock Right shall be the date that CSL receives notice of such exercise. The SARs cannot be exercised independently of the Option granted hereunder and the proceeds from such SARs may only be applied to the purchase price of the Common Stock purchased pursuant to this Rights Agreement.

Section 4.5 - Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of the Rights, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Rights prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state, federal or provincial law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state, federal or provincial governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Right(s) as the Committee may from time to time establish for reasons of administrative convenience; and

(e) Unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the shares to be issued, the receipt of the written representation of Employee that the shares of Common Stock are being acquired by him for investment and with no present intention of selling or transferring them and that he will not sell or otherwise transfer the shares except in compliance with all applicable securities laws; and

(f) Payment to CSL of amounts, if any, that are required to be withheld by CSL for all income taxes, federal, state, provincial or otherwise.

Section 4.6 - Rights as Stockholder

The holder of the Rights shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Rights unless and until certificates representing such shares shall have been issued by the Company to such holder.

Section 4.7 - Canadian Securities Law Requirements

The Employee hereby acknowledges to and agrees with the Company and CSL as follows:

(a) That the granting of Rights and transfers thereof as permitted herein, the issuance of Common Stock upon exercise of exercisable Rights, and trades of such Common Stock are regulated by the Canadian Securities Laws;

(b) That the Company and CSL have relied on certain securities laws exemptions in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario (the “Relevant Provinces”) in respect of, among other things, the granting of Rights, and issuance of Common Stock upon exercise thereof;

(c) That where necessary or advisable, the Company and CSL will attempt to obtain certain exemptions (the “Exemption Orders”) from the requirements of certain Canadian Securities Laws which, subject to sections 4.7(e), (f), (g) and (h) below:

(i) Will, among other things, permit Rights to be transferred to the estate of the Employee, his beneficiaries and to certain other persons; and

(ii) Subject to certain qualifications, will permit Common Stock acquired pursuant to the exercise of exercisable Rights to be traded by the Employee, his estate or beneficiaries and certain other persons, as the case may be, through the New York Stock Exchange (the “NYSE”) utilizing the services of a registered securities dealer, provided such trades are conducted in accordance with the rules of the NYSE and in accordance with all securities laws applicable thereto;

provided that unless and until such Exemption Orders have been obtained, the right of the Employee, his estate or beneficiaries and certain other persons, as the case may be, to transfer any Rights as permitted herein, or trade Common Stock acquired pursuant to the exercise of exercisable Rights, as the case may be, may be restricted;

(d) That while trades in Common Stock not outlined in section 4.7(c) above may be permitted in the Relevant Provinces, neither the Company nor CSL makes any representation in respect of the same;

(e) That if the Employee, his estate and beneficiaries and certain other persons, as the case may be, do not reside in any of the Relevant Provinces at the time of exercise of exercisable Rights, the Company may not be entitled to rely upon the provisions of section 4.7(b) above in respect of the issuance of Common Stock upon exercise of exercisable Rights;

(f) That if the Employee, his estate and beneficiaries and certain other persons, as the case may be, do not reside in any of the Relevant Provinces at the time of any transfer of Options or SARs as permitted herein or trade of Common Stock, they may not be entitled to rely upon the provisions of Section 4.7(c) above, and their right to transfer any Options or SARs, or trade in Common Stock may be restricted;

(g) That the basis and circumstances upon which the Exemption Orders may be granted, and Canadian Securities Laws in general, may change from time to time and although the Company and CSL will attempt to inform the Employee of any such changes made known to them which may affect any of the matters in this section 4.7, it is the sole responsibility of the Employee, his estate or beneficiaries and any other interested person, as the case may be, to comply with all applicable securities laws at the time of any transfer of Rights as permitted herein, or any trade of Common Stock acquired upon exercise of exercisable Rights; and

(h) In advance of any such transfer or trade the Employee, his estate and beneficiaries or any other interested person, as the case may be, will confirm with the Human Resources Department of CSL that such transfer or trade continues to comply with all applicable laws and regulations. For greater certainty, the Company and CSL are under no obligation, other than as set forth in Section 4.7(c) above, to make any applications to, or seek relief from, any Canadian Securities Laws which may otherwise prevent or restrict any exercise or transfer of Rights or Common Stock as permitted herein. THE EMPLOYEE IS URGED TO CONFER WITH HIS OR HER INVESTMENT ADVISOR AND OBTAIN CONFIRMATION THAT SUCH TRADES OR TRANSFERS COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND REGULATIONS.

ARTICLE V

OTHER PROVISIONS

Section 5.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the SAR Plan or the Rights. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 - Rights Subject to Terms of Plans

This Stock Rights Agreement and the rights of Employee hereunder are subject to all the terms and conditions of the Plan and the SAR Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan and the SAR Plan. Any inconsistency between this Stock Rights Agreement and the Plan or the SAR Plan shall be resolved in favor of the Plan or the SAR Plan, as the case may be.

Section 5.3 - Right Not Transferable

The Rights may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, unless and until the Rights have been exercised, or the shares underlying the Rights have been issued. Subject to the preceding sentence, neither the Rights nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address given beneath his signature hereto or the last known address for the Employee contained in the Company’s personnel records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the Canadian Postal Service.

Section 5.5 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Construction

With respect to the obligations between Safeway Inc. and the Employee, this Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware. With respect to the obligations between CSL and the Employee, this Agreement shall be administered, interpreted and enforced under the laws of the Province of Alberta.

[Signatures on 1st page of Agreement]